UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 16, 2025

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2025 (the “Closing Date”), Avis Budget Group, Inc. (the “Company”) and its subsidiaries, Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC, as the Borrower (collectively, the “Avis Parties”), entered into the Tenth Amendment (the “Tenth Amendment”) to the Sixth Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent and the other lenders party thereto (as amended, restated or otherwise modified prior to the Tenth Amendment, the “Sixth A&R Credit Agreement”). On the Closing Date, pursuant to the Tenth Amendment, the Borrower refinanced the existing tranche B term loans under the Sixth A&R Credit Agreement (of which $1,148,846,850 was outstanding immediately prior to the Closing Date) with repriced $1,148,846,850 tranche B term loans (the “New Tranche B Term Loans”). The New Tranche B Term Loans will mature on July 16, 2032 (subject to a springing maturity of 90 days prior to the maturity date of certain long-term indebtedness of the Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness equals or exceeds $100,000,000), and bear an interest rate of, at the Borrower’s option, (i) the secured overnight financing rate plus a margin of 2.50% per annum or (ii) an alternate base rate, which shall not be less than 1.00%, plus a margin of 1.50% per annum. The Tenth Amendment also provides for a premium of 1.00% of the aggregate principal amount of any New Tranche B Term Loans prepaid as a result of certain repricing transactions occurring within six months of the Closing Date.

Other than as described above, the loans and the obligations of the parties under the Sixth A&R Credit Agreement remain unchanged. The foregoing summary of the Tenth Amendment is qualified by reference to the terms of the Tenth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Tenth Amendment, dated as of July 16, 2025, to the Sixth Amended and Restated Credit Agreement, dated as of July 9, 2021, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, as borrower, Avis Budget Group, Inc., the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: July 21, 2025